Exhibit 10.1

EIGHTEENTH AMENDMENT TO LOAN DOCUMENTS

BUILD-A-BEAR WORKSHOP, INC. (“BABWI”), successor by merger to BUILD-A-BEAR WORKSHOP, LLC, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC. (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC. (“BABRM”), BUILD-A-BEAR CARD SERVICES, LLC (“BABCS”), jointly and severally (individually and collectively, the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION ("Lender"), hereby agree as follows effective as of December 14, 2018 (the "Effective Date"):

1.	Recitals.

1.1

Lender and Build-A-Bear Workshop, LLC entered into a Loan Agreement and related loan and security documents dated as of March 1, 2000 pursuant to which the Lender extended a revolving credit facility to the Borrower (the “Loan”).

1.2

Lender, Build-A-Bear Workshop, LLC and BABWI entered into an assumption and amendment agreement dated as of April 3, 2000, whereby BABWI assumed all of the obligations of its predecessor in interest, Build-A-Bear Workshop, LLC.

1.3

Lender and Borrower amended the terms of the Loan by the First Amended and Restated Loan Agreement and related loan and security documents dated as of June 1, 2001 (the “First Amended Loan Agreement”).

1.4

Lender and Borrower amended and restated the First Amended Loan Agreement by the Second Amended and Restated Loan Agreement dated as of February 13, 2002 (the “Second Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the First Amended and Restated Revolving Credit Note and the First Amended and Restated Security Agreement.

1.5

Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the First Amendment to Loan Documents effective as of May 30, 2003 to add additional borrowers to the Loan Documents, to revise certain financial covenants in the Loan Documents, and to add Build-A-Bear Workshop Canada, Ltd. (“Bear Canada”) as a guarantor of the obligations under the Loan Documents.

1.6

Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Second Amendment to Loan Documents effective as of December 31, 2003 to add an additional borrower to the Loan Documents.

1.7

Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Third Amendment to Loan Documents effective as of May 31, 2004 to extend the Maturity Date and to change certain other terms and covenants in the Loan Documents.

1.8

Lender and Borrower amended the Second Amended Loan Agreement and related Loan Documents pursuant to the Fourth Amendment to Loan Documents effective as of September 28, 2004 to correct the name of Bear Canada.

1.9

Lender and Borrower amended and restated the Second Amended Loan Agreement by the Third Amended and Restated Loan Agreement dated as of May 31, 2005 (the “Third Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the Second Amended and Restated Revolving Credit Note.

1.10

Lender and Borrower amended the Third Amended Loan Agreement and related Loan Documents pursuant to the Fifth Amendment to Loan Documents effective as of June 30, 2006 to add Build-A-Bear Workshop UK Holdings, Ltd. (“Bear UK”) as a Borrower and to change certain other terms and covenants in the Loan Documents and Borrower delivered to Lender in connection therewith the Third Amended and Restated Revolving Credit Note.

1.11	Lender and Borrower amended the Third Amended Loan Agreement and related Loan Documents pursuant to the Sixth Amendment to Loan Documents effective as of June 19, 2007 to extend the Maturity Date.

1.12

Lender and Borrower amended and restated the Third Amended Loan Agreement by the Fourth Amended and Restated Loan Agreement dated as of August 11, 2008 (the “Fourth Amended Loan Agreement”) and Borrower delivered to Lender in connection therewith the Fourth Amended and Restated Revolving Credit Note (the “Fourth Amended Revolving Note”).

1.13

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Seventh Amendment to Loan Documents effective as of October 28, 2009 to extend the Maturity Date, to adjust the rate of interest, and to modify certain covenants.

1.14

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Eighth Amendment to Loan Documents effective as of December 31, 2010 to extend the Maturity Date, to adjust the rate of interest, and to modify certain covenants.

1.15

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Ninth Amendment to Loan Documents effective as of December 30, 2011 to extend the Maturity Date, and to modify certain covenants.

1.16

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Tenth Amendment to Loan Documents effective as of June 30, 2012 to modify the Tangible Net Worth Covenant.

1.17

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Eleventh Amendment to Loan Documents effective as of December 21, 2012 to reduce the Total Facility, to extend the Maturity Date, and to modify certain other terms of the Loan Documents.

1.18

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Twelfth Amendment to Loan Documents effective as of February 13, 2013 to modify the Fixed Charge Coverage Ratio covenant.

1.19

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Thirteenth Amendment to Loan Documents effective as of April 30, 2013 to modify the Fixed Charge Coverage Ratio and Tangible Net Worth covenants.

1.20

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Fourteenth Amendment to Loan Documents effective as of January 22, 2014 to extend the Maturity Date and to modify the Fixed Charge Coverage Ratio covenant.

1.21

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Fifteenth Amendment to Loan Documents effective as of December 31, 2014 to extend the Maturity Date.

1.22

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Joinder and Sixteenth Amendment to Loan Documents to (i) consent to the formation of BABCS as a Subsidiary of BABWI, (ii) join BABCS to the Loan Documents, (iii) consent to the formation of Build-A-Bear Workshop Denmark ApS as a Subsidiary of Borrower, (iv) consent to the formation of a Build-A-Bear Trading (Shanghai) Co., Ltd as a Subsidiary of Borrower, (v) extend the Maturity Date, and (vi) increase the amount of the Investments covenant in the Fourth Amended Loan Agreement.

1.23

Lender and Borrower amended the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to the Seventeenth Amendment to Loan Documents effective as of May 4, 2017 to extend the Maturity Date and to modify the leases covenant.

1.24

Lender and Borrower have agreed to amend the Fourth Amended Loan Agreement, the Fourth Amended Revolving Note, and the related Loan Documents pursuant to this Eighteenth Amendment to Loan Documents (this “Amendment”) to extend the Maturity Date and to modify certain of the fees and covenants set forth therein.

1.25	Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Fourth Amended Loan Agreement or, if not defined therein, in the Fourth Amended Revolving Note.

2.	Amendments.

2.1	Section 1 of the Fourth Amended Revolving Credit Note is hereby deleted and replaced with the following:

“1.     Rates of Interest. Interest on each advance hereunder shall accrue at an annual rate equal to 1.25% plus the one-month LIBOR rate quoted by Bank from Reuters Screen LIBOR01 Page or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent (a "LIBOR Rate Loan"). The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.”

2.2	Section 3.2 of the Fourth Amended Revolving Note is hereby deleted and replaced with the following:

“3.2

The entire outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due under the Loan Documents will be due and payable in full on December 31, 2020 (the “Maturity Date”).”

2.3	Section 2.1.4 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“2.1.4     Commitment Fee. Borrower will pay to Lender a commitment fee computed at the rate of 0.075% per annum, on the average daily difference between: (i) the outstanding amount of the Revolving Credit Note plus the outstanding amount of any Letters of Credit, and (ii) the Total Facility, such Commitment Fee to be payable quarterly in arrears on the last day of each June, September, December and March and upon the Maturity Date of the Revolving Credit Note and/or the date this Agreement is terminated.”

2.4	Section 6.4 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.4     [Reserved]”

2.5

Section 6.6 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following, effective as of the fiscal quarter-end testing date on or about April 30, 2019 (notwithstanding the Effective Date stated herein):

“6.6     Fixed Charge Coverage Ratio. Permit the ratio of: (i) the sum of net income, plus depreciation, plus amortization, plus interest expense, plus income taxes, plus operating lease payments, minus the amount of cash actually expended for taxes and dividends, minus an amount for maintenance capital expenditures equal to $8,000,000, to (ii) the sum of scheduled principal payments on Indebtedness including capitalized lease payments, plus the amount of cash actually expended for interest and operating lease payments, all for Borrower on a consolidated basis, to be less than 1.20 to 1.00 as of each fiscal quarter-end, in each case for the four (4) fiscal quarter period then ending.”

2.6	Section 6.8 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“6.8     Redemptions.   Purchase, retire, redeem or otherwise acquire for value, directly or indirectly, any shares of its capital stock now or hereafter outstanding; provided however, that Borrower may do so if (i) during the 365-consecutive day period prior to such purchase, retirement, redemption or other acquisition for value the outstanding principal balance of the Revolving Credit Loan was $0 for at least thirty (30) consecutive days during such period (each such 30-day period, a “Resting Period”), and (ii) no Event of Default or Default exists or will exist as a result of any such purchase, retirement, redemption or acquisition. Lender acknowledges that a Resting Period concluded on October 8, 2018.”

2.7	Section 13.1 of the Fourth Amended Loan Agreement is hereby deleted and replaced with the following:

“13.1     Each accounting term not defined or modified herein will have the meaning given to it under generally accepted accounting principles as in effect on the Effective Date of this Agreement. Without limiting the generality of the foregoing, operating leases shall continue to be classified and accounted for on a basis consistent with that reflected in the consolidated audited financial statements of Borrowers for all purposes of this Agreement, notwithstanding any change in generally accepted accounting principles occurring after the Effective Date as a result of the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842) issued by the Financial Accounting Standards Board on February 25, 2016, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under generally accepted accounting principles as in effect on the Effective Date, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.”

3.	General.

3.1

The closing of this Amendment shall be subject to delivery by Borrower to Lender of a certificate of the secretary of each Borrower, certifying to the incumbency and signature of each officer authorized to sign this Amendment.

3.2

Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of Borrower. Nothing contained herein will be construed as waiving any Default or Event of Default under the Loan Documents or will affect or impair any right, power or remedy of Lender under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Obligations.

3.3

Borrower represents and warrants to Lender that: (a) this Amendment and the documents to be executed by Borrower in connection with this Amendment have been duly authorized, executed and delivered by Borrower; (b) each has full power and authority to enter into this Amendment; (c) this Amendment and the documents executed by Borrower in connection with this Amendment constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity); and (d) no Default or Event of Default exists. The representations and warranties of Borrower contained in the Loan Documents are deemed to have been made again on and as of the date of execution of this Amendment, except to the extent that such representations and warranties were expressly limited to an earlier date.

3.4

Borrower releases Lender from any and all claims, setoffs, actions or causes of actions that arise out of any transaction, event, or circumstance, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date pursuant to or by virtue of any of the terms of the Loan Documents.

3.5	All representations and warranties made by Borrower herein will survive the execution and delivery of this Amendment.

3.6	This Amendment will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

3.7

Borrower will pay attorneys’ fees and expenses of Lender incurred in connection with this Amendment and related documentation. Such fees, expenses may be charged to Borrower by Lender as a Revolving Credit Loan or to any account of Borrower with Lender.

3.8	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

3.9	A copy of this Amendment may be attached to the Fourth Amended Revolving Note as an allonge. This Amendment is a “Loan Document” as defined in the Fourth Amended Loan Agreement.

3.10

This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

3.11	Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Amendment.

3.12

This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

3.13	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

3.14

BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION RELATING TO THIS INSTRUMENT AND TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. BORROWER AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE TO

EIGHTEENTH AMENDMENT TO LOAN DOCUMENTS

U.S. BANK NATIONAL ASSOCIATION
Lender

By: /s/ Ryan Reckman
Print Name: Ryan Reckman Title: Vice President

SIGNATURE PAGE TO

EIGHTEENTH AMENDMENT TO LOAN DOCUMENTS

BUILD-A-BEAR WORKSHOP, INC., BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., BUILD-A-BEAR RETAIL MANAGEMENT, INC. Borrowers

By:	/s/ Voin Todorovic
Print Name:	Voin Todorovic
Title:	Chief Financial Officer

BUILD-A-BEAR ENTERTAINMENT, LLC, By: Build-A-Bear Retail Management, Inc., Sole Member Borrower

By:	/s/ Voin Todorovic
Print Name:	Voin Todorovic
Title:	Chief Financial Officer

BUILD-A-BEAR CARD SERVICES, LLC, By: Build-A-Bear Workshop, Inc., Sole Member Borrower

By:	/s/ Voin Todorovic
Print Name:	Voin Todorovic
Title:	Chief Financial Officer